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                                                                    EXHIBIT 99.1

                            SIGNATURE EYEWEAR, INC.

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                           OCTOBER 31, 1996 AND 1997


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
                                      Balance     Additions
                                        at        charged to    Deductions     Balance
                                     beginning    costs and        from        at end
                                      of year      expenses      allowance     of year
                                    ---------------------------------------------------
Year ended October 31, 1996:
Allowances deducted from related
balance sheet accounts:
  Accounts receivable                 $24,028      $20,972       $    -       $45,000
                                      =======      =======       ======       =======

Year ended October 31, 1997:
Allowances deducted from related
balance sheet accounts:
  Accounts receivable                 $45,000      $15,316       $    -       $60,316
                                      =======      =======       ======       =======
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